Exhibit 10.20

Stock Award Agreement

This Stock Award Agreement (this "Agreement") is made and entered into as of December 30,
2020 (the "Grant Date") by and between Freedom Holding Corp., a Nevada corporation (the
"Company") and Robert Wotczak (the "Grantee").

WHEREAS, the Company has adopted the Freedom Holding Corp., 2019 Equity Incentive Plan
(the "Plan") pursuant to which awards of Common Stock may be granted to employees, consultants and directors of the Company; and

WHEREAS, the Grantee has provided consulting services to the Company pursuant to the terms and conditions of the US Expansion Strategic Advisory Services letter agreement, entered into between the Company and Wotczak Group, LLC ("WG") on or about February 4, 2019 (the
"Consulting Agreement"); and

WHEREAS, the Company has successfully closed the acquisition transaction of Prime
Executions, Inc., a US based broker/dealer firm introduced to the Company by WG; and

WHEREAS, the Board of the Company has determined that it is in the best interests of the
Company and its shareholders to grant the award of Common Stock provided for herein pursuant to the Plan.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Common Stock. The Company hereby issues to the Grantee on the Grant Date a
Common Stock Award consisting of, in the aggregate, 7,500 shares of Common Stock, $0.001 par value, of the Company (the "Common Stock"), on the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2. Consideration. The grant of the Common Stock is made in consideration of the consulting services rendered by the Grantee to the Company and, together with the Grant of 2,500 shares of
Common Stock to Albert Palombo, as full and final satisfaction of payment of the equity portion of the compensation required under the Consulting Agreement.

3. Vesting. This Grant vests immediately to Grantee.

4. Restrictions. Subject to any exceptions set forth in this Agreement, the Common Stock and the rights relating thereto are not subject to any restriction on assignment, alienation, pledge, attachment, sell or other transfer or encumbrance by the Grantee.

5. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the
Grantee any right to be retained in any position, as an Employee, Consultant or Director of the
Company.

6. Tax Liability and Withholding.

6. 1. To the extent the Company is required to withhold taxes on this Grant, the Grantee may be required to pay to the Company, and the Company may have the right to deduct from the Grant, the amount of any required withholding taxes in respect of the Common Stock and to take any such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a) tendering a cash payment.
(b) authorizing the Company to withhold shares of Common Stock from the shares of Common
Stock otherwise issuable or deliverable to the Grantee, however, no shares of Common Stock shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law.
(c) delivering to the Company previously owned and unencumbered shares of Common Stock.

6.2. Notwithstanding any action the Company takes with respect to any income tax or other tax related withholding ("Tax-Related Items"), the ultimate liability for all Tax-Related Items is and remains the Grantee's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Common
Stock or the subsequent sale of any shares; and (b) does not commit to structure the Grant to reduce or eliminate the Grantee's liability for Tax-Related Items.

7. Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

8. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

9. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the
Committee shall be final and binding on the Grantee and the Company.

10. Common Stock Subject to Plan. This Agreement is subject to the Plan as approved by the
Company's shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

11. Severability. The invalidity or unenforceability of any provision of the Plan or this
Agreement shall not affect the validity or enforceability of any other provision of the Plan or this
Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

13. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan, the S-8
Prospectus and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Common Stock subject to all of the terms and conditions of the Plan and this
Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or disposition of the Common Stock and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY: FREEDOM HOLDING CORP.	GRANTEE: Robert Wotczak
Secretary: /s/ Adam R. Cook	/s/ Robert Wotczak